UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2011

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Ridge Road, Goshen, NY  10924
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 8.01  Other Events.

Due to the holiday season and to provide additional time for stockholder participation, the Company has rescheduled the date of its annual meeting of stockholders to March 8, 2012.  The new record date for the annual meeting is January 19, 2012. This is a rescheduling of the annual meeting previously proposed to be held on December 29, 2011 with a record date of November 3, 2011.  The Company did not hold an annual meeting in calendar year 2010, and the date of the annual meeting constitutes a change of more than 30 days from the anniversary of the Company’s last annual meeting.  In accordance with Rule 14a-8 under the Exchange Act, as amended, the Company had a deadline of November 2, 2011 for submitting stockholder proposals for inclusion in the annual meeting and related proxy materials and for submitting proposals for presentation at the annual meeting, which date is now extended to January 2, 2012.  As of the date hereof, the Company did not receive any stockholder proposals in connection with this year’s meeting and proxy statement, nor did the Company receive any stockholder proposals since its last annual meeting.  The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.  Proposals for inclusion in our proxy statement or for presentation at the annual meeting must be submitted to us in writing at Media Sciences International, Inc., 203 Ridge Road, Goshen, New York 10924, Attention: Secretary. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: December 20, 2011	By:	/s/ Denise Hawkins
Denise Hawkins
President